Exhibit 99.1

News Announcement	For Immediate Release

SFX ENTERTAINMENT REPORTS SECOND QUARTER FINANCIAL RESULTS

AND PROVIDES UPDATE ON RECENT DEVELOPMENTS

NEW YORK — (August 14, 2014) — SFX Entertainment, Inc. (NASDAQ: SFXE) today reported financial results for the three and six months ended June 30, 2014.

Revenue for the three and six months ended June 30, 2014 totaled $82.0 million and $115.3 million, respectively.  Direct costs for the three and six months ended June 30, 2014 totaled $61.5 million and $84.4 million, respectively.  Net loss and net loss per share for the three month period was $(43.7) million and $(0.50), respectively, while net loss and net loss per share for the six month period was $(107.2) million and $(1.23), respectively.

Pro forma revenue (a non-GAAP measure, see definition and reconciliation below) for the three and six months ended June 30, 2014 was $82.1 million and $121.2 million, while pro forma adjusted EBITDA (a non-GAAP measure, see definition and reconciliation below) for the respective periods was a loss of $10.2 million and $22.2 million.

Second quarter pro forma festival attendance rose more than 70% year over year to approximately 675,000 as the Company held 17 festivals versus 14 in the comparable year-ago period.  Attendance at events other than festivals declined 15% to approximately 353,000, reflecting the Company’s strategy to continue to focus on larger events while hosting a fewer number of smaller events.  In the second quarter ended June 30, 2014, the Company experienced strong growth on a same festival basis (for the festivals we held both last year and this year in the second quarter), as attendance grew 33% and EBITDA rose by 39%.

The success of SFX festivals in general as well as the acceptance of festivals appearing in new territories allowed the Company to invest in three festivals introduced in new territories and the start-up losses related to the initial iterations of these festivals in new territories were all absorbed in the quarter ended June 30, 2014.  Additionally, the Company invested in further building its platform and expensed those costs in the 2014 second quarter. The operating results also reflect the fact that Company moved several historically successful festivals to the second half of 2014, and as such, the benefit of those events will be reflected in the operating results for the 2014 third and fourth quarters. The pro forma adjusted EBITDA for the 2014 second quarter includes just $1.1 million in EBITDA related to marketing and sponsorship partnerships and these contributions are expected to accelerate going forward.  The table below details the effect of these items.

Supplementary Data Regarding Second Quarter 2014 Pro Forma Adjusted EBITDA

($ in millions)

Q2 2014 pro forma adjusted EBITDA inclusive of the items below	$(10.2)
Investment expenses
Investments in new festivals (1)	(4.8)
Increase in platform and corporate overhead (2)	(6.4)
Timing shift
Festivals and licensed shows moved to Q3 & Q4 (3)	(4.1)
Other
Rock in Rio (4)	(0.5)

(1)            costs related to the Company’s investment in introducing proven festivals in new locations, including Mysteryland to upstate New York and Electric Zoo to Mexico

(2)            corporate overhead costs related to a meaningful expansion of our platform needed to support the events and results SFX intends to deliver for its marketing partners

(3)            impact of shift in the timing of several profitable events to later quarters

(4)            the inclusion of SFX’s share of Rock in Rio losses during the quarter, including startup costs for the Rock in Rio event to be held in Las Vegas in 2015

“With our foundational focus on delivering fans the best EMC experiences, the second quarter marked a turning point in our progress toward driving growth from the scale and synergies we’re achieving from our integrated platform of live events, online interactions and a growing number of unique marketing and sponsorship partnerships,” commented Robert F.X. Sillerman, Chairman and CEO of SFX. “Since the end of 2013 we have already established sponsorship partnerships representing $50 million to $60 million in guaranteed EBITDA from our Qualified Marketing Agreements (“QMAs”) which exceeds 2014 expectations and approaches the level SFX was forecasted to achieve in 2015.  The partnerships announced to date are with some of the world’s premiere brands — including Anheuser-Busch InBev, Clear Channel Media and Entertainment, Syco Entertainment, viagogo, T-Mobile US and MasterCard — which underscores the power and value of our platform.  Recently, the CEOs from two of our marketing partners publicly applauded our unique collaboration with them which is gratifying and incentivizing to the entire SFX team.

“With the additional proof of concept of our ability to expand our existing powerful festival brands, with, for instance, Tomorrowland coming to Brazil and Rock in Rio coming to Las Vegas in 2015, we are now well-positioned to grow all aspects of our business. The EMC Revolution is just beginning. With an absolute dictum to keep our fans first, the next few periods should see significant impact from our investments in our core business, successful partnerships, and additional events.

“With inherent organic growth at our repeating festivals, the completion of major and meaningful marketing partnerships with quantifiable minimum values, and the significant investment in our platform and new festival locations now complete, the second quarter set the stage for near- and long-term growth, and equally importantly, a new generation of fan experiences.  In short, this was an important, meaningful, and successful quarter.”

Key Recent Financial and Commercial Milestones

•                  Entered into a global strategic alliance and joint venture agreement with MasterCard that establishes MasterCard as SFX’s exclusive global sponsor, among other things, in the financial services category with guaranteed payments and revenue sharing;

•                  Entered into an international marketing and ticket revenue share agreement with viagogo AG to provide an exclusive authorized secondary ticket marketplace for certain SFX events and festivals on a global basis;

•                  Produced for marketing partner Anheuser-Busch InBev N.V., three beach-themed dance music events in Summer 2014 with two additional events to be held in August 2014;

•                  Launched with Anheuser-Busch InBev N.V. an international DJ contest competition through the Company’s Beatport platform;

•                  Entered into a sponsorship and promotional agreement with T-Mobile, which includes T-Mobile’s sponsorship of certain festivals, media placement on certain SFX properties and execution by SFX of on-site activations at certain T-Mobile events;

•                  Launched and completed key festivals in new locations, including Mysteryland USA at Bethel Woods (May 24—25) and The Hudson Project at Saugerties (July 11—13);

•                  Grew attendance at Spring Awakening in Chicago and Nature One in Germany to record levels;

•                  Announced the first Tomorrowland Brazil festival in May 2015;

•                  Scheduled the first U.S. iteration of Rock in Rio to be held in Las Vegas in May 2015;

•                  Introduced the first all cashless festival at Mysteryland USA, dramatically improving the fan experience leading to higher food, beverage and merchandise spending; and

•                  Expanded and reorganized our management team for greater integration of our media, creative, e-commerce and event assets and the realization of operating efficiencies.

SFX Entertainment, Inc.

2014 Festivals by On-Sale Status (1)

	Total	Consolidated	Not Consolidated (2)
Completed	39	27	12
On-Sale	27	21	6
Not Yet On-Sale	10	7	3
Total Festivals	76	55	21

2014 Festivals by Quarter and Location

	Total	North America	International	Consolidated	Not Consolidated (2)
Q1	9	3	6	5	4
Q2	17	9	8	13	4
Q3	26	12	14	20	6
Q4	24	6	18	17	7
Total Festivals	76	30	46	55	21

(1)	Festivals defined as having attedance capacity of 10,000 or greater.
(2)	Represents festivals promoted by entities under license from SFX as well as entities in which SFX has an equity investment.

SFX Entertainment, Inc.

2014 Completed Festivals

Initial Show Date	Festival Name	City	Country
1/10/2014	The Day After Festival	Panama City	Panama
1/18/2014	WinterWorld	Wiesbaden	Germany
1/31/2014	Sensation Thailand	Bangkok	Thailand
2/1/2014	Hard Bass	Arnhem	Holland
2/18/2014	Life in Color Costa Rica	San Jose	Costa Rica
3/8/2014	Don’t Let Daddy Know	Amsterdam	Netherlands
3/13/2014	Ultimate Music Experience	S. Padre Island	USA
3/15/2014	Life in Color Chile	Santiago	Chile
3/22/2014	Knock Out!	Rotterdam	Holland
4/5/2014	Qapital	Amsterdam	Netherlands
4/12/2014	Life in Color Houston	Houston	USA
4/25/2014	Sensation Italy	Bologna	Italy
4/26/2014	Kingsday festival	Eindhoven	Holland
4/30/2014	Mayday	Dortmund	Germany
5/4/2014	Electric Zoo Mexico City	Mexico City	Mexico
5/17/2014	Life In Color Seattle	Seattle	USA
5/23/2014	Mysteryland USA	Bethel Woods	USA
5/25/2014	Sunset Music Festival	Tampa	USA
5/25/2014	Rock in Rio Lisbon	Lisbon	Portugal
5/31/2014	Life In Color Puerto Rico	Puerto Rico	USA
6/7/2014	Sensation Russia	St. Petersburg	Russia
6/7/2014	Life in Color Panama City	Panama City	Panama
6/13/2014	Spring Awakening	Chicago	USA
6/14/2014	Pussy Lounge @ the Park	Breda	Holland
6/21/2014	Life In Color New Jersey	East Rutherford	USA
6/28/2014	Defqon1 Weekend Festival	Biddinghuizen	Netherlands
7/4/2014	Life in Color Hidalgo	Hidalgo	USA
7/5/2014	Corona SunSets (UK)	Somerset	UK
7/5/2014	Sensation Amsterdam	Amsterdam	Netherlands
7/5/2014	Ruhr-in-Love	Oberhausen	Germany
7/11/2014	The Hudson Project	Saugerties	USA
7/26/2014	Tomorrowland	Boom	Belgium
7/26/2014	Corona SunSets (Mexico 1)	Playa del Carmen	Mexico
7/19/2014	Dominator	Stand Eersel	Netherlands
7/26/2014	Welcome to the Future	Twiske	Netherlands
8/1/2014	Nature One	Kastellaun	Germany
8/2/2014	Corona SunSets (Mexico 2)	Acapulco	Mexico
8/8/2014	The Qontinet	Wachtebeke	Netherlands
8/9/2014	Life in Color Turkey	Istanbul	Turkey

SFX Entertainment, Inc.

2014 On-Sale Festivals

Initial Show Date	Festival Name	City	Country
8/15/2014	Life in Color Monterrey	Monterrey	Mexico
8/15/2014	Summer Set	Somerset	USA
8/16/2014	Decibel Outdoor	Tilburg	Netherlands
8/16/2014	Corona SunSets (Toronto)	Toronto	Canada
8/16/2014	Life in Color Mexico City	Mexico City	Mexico
8/23/2014	Mysteryland Netherlands	Hoofddorp	Netherlands
8/29/2014	Electric Zoo New York	New York City	USA
8/30/2014	Sun City Music Festival	El Paso	USA
9/20/2014	Life in Color Washington D.C	Washington, DC	USA
9/13/2014	Q-Base	Weeze	DE
9/20/2014	DefQon1 AUS	Sydney	Australia
9/26/2014	TomorrowWorld	Atlanta	USA
10/4/2014	Pussy Lounge XXL	Rotterdam	Netherlands
10/4/2014	Heineken Starclub	Amsterdam	Netherlands
10/4/2014	Syndicate	Dortmund	Germany
10/18/2014	AMF	Amsterdam	Netherlands
10/25/2014	Thrillogy	Utrecht	Netherlands
10/25/2014	Something Wicked	Houston	USA
10/25/2014	Don’t Let Daddy Know- Antwerp	Antwerp	Belgium
10/31/2014	Sensation Dubai	Dubai	UAE
11/29/2014	Sensation Toronto	Toronto	Canada
11/29/2014	Stereosonic - Sydney	Sydney	Australia
11/29/2014	Stereosonic - Perth	Perth	Australia
12/5/2014	Stereosonic - Adelaide	Adelaide	Australia
12/6/2014	Stereosonic - Melbourne	Melbourne	Australia
12/6/2014	Stereosonic - Brisbane	Brisbane	Australia
12/19/2014	Mysteryland Chile	Picarquin	Chile

Conference Call

SFX management will host a conference call to review the results for the quarter on Thursday, August 14 at 9:00 a.m. Eastern Time.  To access the conference call, interested parties may dial 212/231-2912 (domestic and international callers).  Participants can also listen to a live webcast of the call through the “Events” section of SFX’s website at http://investor.sfxii.com/events-calendar. A webcast replay will be available for 90 days following the live event at http://investor.sfxii.com/events-calendar.   Please call five minutes in advance to ensure that you are connected.

Definitions

The following definitions apply to these terms as used throughout this press release and the exhibits:

•                  EBITDA — represents net income (loss) before other income (loss), interest expense, income taxes, depreciation and amortization, non-cash equity-based compensation expense, and non-recurring items, including financing and other transaction costs.

•                  Pro forma adjusted EBITDA — includes the EBITDA of SFX, plus EBITDA from acquisitions as if owned from the beginning of the period, cost savings, non-recurring items including financing and other transaction costs, severance, and adjustments to include the equity share of EBITDA in minority investments.

•                  Pro forma revenue — means the revenue of SFX and all acquisitions as if owned from the beginning of the period.

•                  Qualified Market Agreement (“QMA”) — as defined in our Indenture dated February 4, 2014, QMAs determine our eligibility to incur additional indebtedness.  Among other things, the term QMA is defined as an agreement between SFX and a commercial sponsor which provides for a guaranteed payment amount to be recognized by SFX over a twelve-month period. Amounts that are subject to performance requirements or other operating metrics are excluded from QMAs.  A single agreement may have both QMA elements and non-QMA elements.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, Pro forma adjusted EBITDA, and pro forma revenue, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses EBITDA to convey supplemental information to investors regarding the Company’s performance excluding the impact of certain non-cash charges, costs associated with our initial public offering and other special items that can affect the comparability of results from quarter to quarter.  In particular, EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. Of note, the elimination of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core business.  In addition, the Company believes that fro forma adjusted EBITDA and pro forma revenue present important information to investors regarding the current business, prospects and financial condition of the Company that would not otherwise be available.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the Non-GAAP financial measures, please see the Reconciliation of GAAP financial measures to Non-GAAP financial measures table in the press release.

About SFX Entertainment

SFX Entertainment, Inc. (NASDAQ: SFXE) is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals.  SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity.  SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance and React Presents, as well as the innovative ticketing service Flavorus.

SFX operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets.  Additionally, SFX manages FX1, an internal marketing solutions agency for consumer brands targeting the millennial culture.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to integrate the companies we have acquired and plan to acquire in the future; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. We refer you to the documents we file from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of our most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements.  In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Contact:

SFX Entertainment, Inc.
Richard Rosenstein, 646-561-6400
Chief Financial and Administrative Officer

JCIR
Joseph Jaffoni, 212-835-8500
sfxe@jcir.com

DKC Public Relations
Ed Tagliaferri, 212-981-5182
edmund_tagliaferri@dkcnews.com

# # #

Summarized Statement of Operations of SFX Entertainment, Inc.

(unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June,
	2014	2013	2014	2013

Revenue	$81,958	$27,400	$115,284	$37,553
Direct costs	61,533	19,148	84,357	26,749
Gross profit	20,425	8,252	30,927	10,804

Selling, general and administrative expenses	41,931	24,128	78,547	38,374
Depreciation and amortization	16,739	4,635	31,400	7,716
Operating loss	(38,245)	(20,511)	(79,020)	(35,286)

Interest expense	(5,688)	(4,272)	(12,287)	(8,183)
Other income/(expense)	10,684	(99)	(8,147)	(1,041)
Equity in loss of non-consolidated affiliates	(3,056)	—	(3,638)	—
Loss before income taxes	(36,305)	(24,882)	(103,092)	(44,510)
Income tax benefit (expense)	(7,329)	(2)	(4,048)	(574)
Consolidated net loss	(43,634)	(24,884)	(107,140)	(45,084)
Less: Net loss attributable to non-controlling interest	47	(285)	112	(1,163)
Net loss attributable to the Company	$(43,681)	$(24,599)	$(107,252)	$(43,921)

SFX Entertainment, Inc.

Summary Balance Sheet Data

(unaudited, $ in thousands)

	June 30, 2014	December 31, 2013

Cash and cash equivalents	$58,875	$52,654
Total assets	687,514	579,142

Long-term debt	220,484	74,674
Total liabilities	423,080	234,430

Redeemable common stock	15,930	60,580
Redeemable non-controlling interest	3,836	4,128

Stockholders’ equity	244,668	280,004

SFX Entertainment, Inc.

Reconciliation of GAAP financial measures to Non-GAAP financial measures

(unaudited, $ in thousands)

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
Revenue
Revenue, as reported by the Company	$81,958	$27,400	$115,284	$37,553
Revenue of Acquisitions (1)	137	42,228	5,935	72,883
Total — Pro Forma Revenue	$82,095	$69,628	$121,219	$110,436

Pro Forma Adjusted EBITDA
Consolidated net loss	$(43,634)	$(24,884)	$(107,140)	$(45,084)

Interest expense	5,688	4,272	12,287	8,183
Income tax provision	7,329	2	4,048	574
Depreciation & amortization	16,739	4,635	31,400	7,716
Other (income)/expense (2)	(10,684)	99	8,147	1,041
Equity based compensation expense	9,627	8,989	19,712	13,999

EBITDA of the Company	(14,935)	(6,887)	(31,546)	(13,571)

EBITDA of Acquisitions (1)	(71)	2,655	207	(4,050)

Adjustments to reflect proportionate EBITDA of equity investments	1,501	(659)	1,438	1,471

Adjustments (3)	3,260	6,996	7,742	12,745

Total - Pro Forma Adjusted EBITDA	$(10,245)	$2,105	$(22,159)	$(3,405)

(1)                       Includes all companies acquired by SFX for the periods prior to SFX ownership. The figures presented were prepared by such companies acquired by SFX and such companies were not under SFX control for 100% of the time periods presented.

(2)                       Other expense represents the extinguishment of debt, gain on a sale of assets, foreign currency gains and other miscellaneous non-recurring items.

(3)                       Adjustments include transaction costs, non-recurring expenses (principally severance) and cost savings.